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                                                                  Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-91026, 333-16553, 333-03603,
333-40493, 333-75183 and 333-60797) and the Registration Statements on Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181, 333-40497, 333-65743,
333-48403 and 333-83051) of our report dated January 26, 1998, except for Note 3, as to which the date is March 31, 1999 with respect to the consolidated financial statements of Quintiles Transnational Corp. included in its Current Report on Form 8-K to be dated July 19, 1999 filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP




Raleigh, North Carolina
July 15, 1999